UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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Preliminary Proxy Statement
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Definitive Proxy Statement
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Soliciting Material Pursuant to Section 240.14a-12

Wal-Mart Stores, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WAL-MART STORES, INC.
Bentonville, Arkansas 72716
Retail Internet Site: www.wal-mart.com
Corporate Internet Site: www.walmartstores.com

April 29, 2002

Dear Shareholder:

As you know, we will hold our Annual Meeting of Shareholders on June 7, 2002.  Below is a supplement to the April 15, 2002 Proxy Statement that we previously sent you concerning the Annual Meeting.  Please note that this supplement should be read in conjunction with the Proxy Statement and the Notice of Annual Meeting of Shareholders that we distributed with the Proxy Statement.  If you would like another copy of the Proxy Statement, you may obtain a copy free of charge by calling us at (800) 521-0966.

You may vote or change your vote as described on page 1 of the Proxy Statement.  You may obtain a new proxy card free of charge by contacting us at the above toll free number.  If you intend to request and submit a new proxy card, please do so as soon as possible to ensure that your vote is received in time to be counted at the Annual Meeting.

                                                                                                           Sincerely,
                                                                                                           WAL-MART STORES, INC.

                                                                                                           Robert K. Rhoads,
                                                                                                           Secretary

SUPPLEMENT TO PROXY STATEMENT DATED APRIL 15, 2002

      As a result of a printing error, the Stock Performance Chart on page 14 of the Proxy Statement incorrectly labels the line showing the performance of the S&P 500 Index as the performance of the "S&P Retail Stores Composite" and the line showing the performance of the S&P Retailing Index as the performance of the "S&P 500."  We have reprinted the corrected Stock Performance Chart section of the Proxy Statement below in its entirety.  The below information supersedes and replaces the Stock Performance Chart section of the Proxy Statement.

STOCK PERFORMANCE CHART

      This graph shows Wal-Mart’s cumulative total shareholder return during the last five fiscal years ended January 31, 2002.  The graph also shows the cumulative total returns of the S&P 500 Index and the S&P Retailing Index.  The comparison assumes $100 was invested on January 31, 1997, in Wal-Mart stock and in each of the indices shown and assumes that all of the dividends were reinvested.